Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

AMEDISYS, INC.

Incorporated under the Laws of the State of Delaware

(As amended December 14, 2022)

ARTICLE I.

OFFICES AND RECORDS

SECTION 1.1. Delaware Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle.

SECTION 1.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

SECTION 1.3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II.

STOCKHOLDER MEETINGS

SECTION 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such place and time as may be fixed by resolution of the Board of Directors.

SECTION 2.2. Special Meetings. Subject to the rights, if any, of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation (“Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board or by the President or by the Board of Directors or a Committee thereof, or by the holders of at least 30% of all the shares entitled to vote at the proposed special meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Notice of any special meeting shall be delivered by the Corporation pursuant to Section 2.5 of these By-Laws. The holders of the requisite percentage of voting power may request a special meeting by submitting a written notice of demand to the Secretary of the Corporation at the Corporation’s principal executive offices stating the purpose or purposes of the meeting. Such written notice of demand shall be signed by the stockholder or stockholders holding the requisite percentage of the voting power to demand a special meeting and shall also set forth the information required by Section 2.8(c) of these By-Laws.

SECTION 2.3. Business at Annual and Special Stockholder Meetings.

(a)	Business at Annual Stockholder Meetings. No business (including nominating persons to be elected or re-elected to the Corporation’s Board of Directors) may be transacted at an annual meeting of the Corporation’s stockholders other than business that is:

(i)	specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Corporation’s Board of Directors or an authorized committee thereof;

(ii)	otherwise brought before the meeting by or at the direction of the Corporation’s Board of Directors or an authorized committee thereof; or

(iii)	otherwise brought before the meeting:

(A)

by a stockholder who was a stockholder of record at the time of giving notice provided in Section 2.8 and at the time of the meeting and who is entitled to vote at the meeting on such business (including electing or re-electing persons to the Corporation’s Board of Directors) (a “Record Holder”); and

(B)	who complies with the notice procedures set forth in Section 2.8 (any such Record Holder being hereafter referred to as a “Noticing Stockholder”).

For the avoidance of doubt, clause (a)(iii) of this Section 2.3 shall be the exclusive means for a stockholder to nominate persons to be elected or re-elected to the Corporation’s Board of Directors at an annual meeting of stockholders or to bring or submit other business before an annual meeting of stockholders (other than proposals properly brought pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of and proxy materials submitted in connection with such meeting). Nothing in this Section 2.3(a) shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.

(b)

Business at Special Stockholder Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected or re-elected pursuant to the Corporation’s notice of meeting only:

(i)	by or at the direction of the Corporation’s Board of Directors or an authorized committee thereof; or

(ii)

provided that the Board of Directors has determined that directors are to be elected at such special meeting, by a Noticing Stockholder who complies with the notice procedures set forth in Section 2.8.

For the avoidance of doubt, clause (b)(ii) of this Section 2.3 shall be the exclusive means for a stockholder to nominate persons to be elected or re-elected to the Corporation’s Board of Directors at a special meeting of stockholders. Nothing in this Section 2.3(b) shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.

SECTION 2.4. Place of Meeting. The Board of Directors, the Chairman of the Board, or President, as the case may be, may designate the place, if any, of meeting, including solely by means of remote communication, for any annual meeting or for any special meeting of the stockholders called by the Board of Directors, the Chairman of the Board or President. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

SECTION 2.5. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to notice of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.4 of these By-Laws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders (other than a special meeting called at the request of holders of at least 30% of all the shares entitled to vote at the proposed special meeting) may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 2.6. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on separately by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of the adjourned or recessed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) and means of remote communication (if any) by which stockholders and proxy holders may be deemed present in person and vote at such adjourned or recessed meeting, need be given if the time and place, if any, thereof, and the means of remote communication, if any, are (a) announced at the meeting at which the adjournment or recess is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting given in accordance with these By-Laws. If the adjournment or recess is for more than 30 days, a notice of the adjourned or recessed meeting shall be given to each stockholder of record entitled to vote at the meeting. The Board of Directors may fix a new record date for the adjourned or recessed meeting, and shall give notice of the adjourned or recessed meeting to each stockholder of record entitled to vote at such adjourned or recessed meeting as of the record date so fixed for notice of such adjourned or recessed meeting. If a meeting at which a quorum was established is adjourned or recessed, any business may be transacted at the adjourned or recessed meeting that might have been transacted at the meeting as originally called. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.7. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by his duly authorized attorney in fact.

SECTION 2.8. Notice of Stockholder Business to be Conducted at a Meeting of Stockholders. In order for a Noticing Stockholder to (i) properly bring any item of business (including nominating persons to be elected or re-elected to the Corporation’s Board of Directors) before an annual meeting of stockholders in accordance with Section 2.3(a) or (ii) nominate persons for election to the Board of Directors at a special meeting of stockholders (at which directors are to be elected or re-elected pursuant to the Corporation’s notice of meeting) in accordance with Section 2.3(b), the Noticing Stockholder must have given timely notice of that business in proper form in writing to the Secretary of the Corporation in compliance with the requirements of this Section 2.8 and such business must otherwise be a proper matter for stockholder action under relevant law. This Section 2.8 shall constitute an “advance notice provision” for annual meetings of stockholders for purposes of Rule 14a-4(c)(1) under the Exchange Act. Certain capitalized terms used in this Section 2.8 are defined in subsection (d), below.

(a)	To be timely, a Noticing Stockholder’s notice required by these By-Laws must be delivered to the Secretary at the Corporation’s principal executive offices in proper written form:

(i)

Annual Meeting Deadlines. In connection with business (including nominating persons to be elected or re-elected to the Corporation’s Board of Directors) to be properly brought at an annual meeting of stockholders in accordance with Section 2.3(a), not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of: (A) the ninetieth (90th) day prior to the date of such annual meeting or, (B) if the first Public Announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation; and

(ii)	Special Meeting Deadlines. In connection with the nomination of persons for election to the Board of Directors at a special meeting of stockholders

(at which directors are to be elected or re-elected pursuant to the Corporation’s notice of meeting) in accordance with Section 2.3(b), not earlier than the close of business on the one-hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of: (A) the ninetieth (90th) day prior to such special meeting, or (B) the tenth (10th) day following the day on which Public Announcement of the date of the special meeting is first made by the Corporation.

In no event shall any adjournment, deferral or postponement, or the announcement thereof, of an annual or special meeting of stockholders, for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b)

Notwithstanding anything in Section 2.8(a) to the contrary, if the number of persons to be elected to the Corporation’s Board of Directors is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Noticing Stockholder’s notice required by these By-Laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the Corporation’s principal executive offices not later than the close of business on the tenth (10th) day following the day on which the Public Announcement naming all nominees or specifying the size of the increased Board of Directors is first made by the Corporation.

(c)

To be in proper form, whether in regard to nominating persons to be elected or re-elected to the Corporation’s Board of Directors or any other business, a Noticing Stockholder’s written notice required by these By-Laws must completely and accurately:

(i)

Set forth, as to each Noticing Stockholder and, if a Noticing Stockholder holds for the benefit of another, the beneficial owner on whose behalf the nomination or proposal is made (any Noticing Stockholder or such beneficial owner a “Holder” and, collectively, “Holders”), the following information together with a representation as to the completeness and accuracy of the information:

(A)

(i) the name and address of the Noticing Stockholder as they appear on the Corporation’s books and the residence address (if different from the Corporation’s books) of the Noticing Stockholder, (ii) if the Noticing Stockholder holds for the benefit of another, the name and address of such beneficial owner and (iii) the name and address of any Holder Associated Person covered by this Section 2.8(c)(i);

(B)

the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially or of record by each Holder and each Holder Associated Person covered by this Section 2.8(c)(i), and the date such ownership was acquired;

(C)

a description of any Derivative Instrument that is directly or indirectly owned beneficially by any Holder or Holder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares or other securities of the Corporation;

(D)

any proxy, contract, arrangement, understanding, or relationship pursuant to which any Holder or Holder Associated Person has a right to vote or has granted a right to vote any securities (including the shares of common stock) of the Corporation;

(E)	a description of any Hedging Transaction entered into by or on behalf of any Holder or Holder Associated Person;

(F)

any rights to dividends or other distributions on the shares or other securities of the Corporation owned beneficially by any Holder or Holder Associated Person that are separated or separable from the underlying shares or other securities of the Corporation;

(G)

any proportionate interest in shares or other securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or other entity in which any Holder or Holder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(H)

any performance-related fees (other than an asset-based fee) that any Holder or Holder Associated Person is entitled to based on any increase or decrease in the value of shares or other securities of the Corporation or Derivative Instruments, if any;

(I)

a representation that the Noticing Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named or propose the business specified in the notice, together with a statement whether the Noticing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the nomination or the business proposed or otherwise to solicit proxies from Corporation’s stockholders in support of the nomination or the business proposed;

(J)	if such Noticing Stockholder or any such beneficial owner intends to solicit proxies in support of nominees other than the

Corporation’s nominees (unless such solicitation would not be subject to Rule 14a-19 under the Exchange Act), a statement that such person intends to solicit holders of capital stock of the Corporation representing at least 67% of the voting power of such capital stock entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees; and

(K)

any other information relating to the Holder and any Holder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (even if an election contest or proxy solicitation is not involved), or is otherwise required pursuant to Section 14 of the Exchange Act.

(ii)

If a Noticing Stockholder’s notice required by these By-Laws relates to any business other than the nomination of one or more persons to be elected or re-elected to the Corporation’s Board of Directors that is proposed to be brought before the meeting, the notice also must set forth:

(A)

a brief description of the business desired to be brought before the meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes the proposal to amend the Corporation’s Certificate of Incorporation or By-Laws, the specific language of the proposed amendment) and the reasons for conducting such business at the meeting; and

(B)

a description of all direct and indirect agreements, arrangements or understandings between the Holder, any Holder Associated Person and any other Person (including their names) in connection with the proposal of such business by the Holder and any material direct or indirect interest of the Holder, any Holder Associated Person or any such other Person in such business.

(iii)

If a Noticing Stockholder’s notice required by these By-Laws relates to the nomination of a person (each such person a “Nominee” and collectively, “Nominees”) to be elected or re-elected to the Corporation’s Board of Directors, the written notice, as to each Nominee, also must set forth:

(A)

the Nominee’s name, age, business and residence address and principal occupation or employment and the class or series and number of shares of common stock or other securities of the Corporation that are directly or indirectly owned beneficially or of record by the Nominee and all such other information that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including the Nominee’s written consent to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected), or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded;

(B)

the details of any position held by the nominee as an officer or director of any competitor of the Corporation (that is, any entity that produces products, provides services or engages in business activities that compete with or are alternatives to the products produced, services provided or business activities engaged in by the Corporation or its affiliates) within the three years preceding the submission of the stockholder’s notice;

(C)

a statement detailing whether the nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K under the Exchange Act (or the corresponding provisions of any successor regulation) and the relevant listing standards of any exchange on which the Corporation’s equity securities are listed;

(D)

a description (including party names) of any agreements, arrangements or understandings (including financial transactions) between or among the Holder, any Holder Associated Person or any Nominee, on the one hand, and any other Persons (including any Holder Associated Person and any Nominee), on the other hand, in connection with the Nominee’s nomination; and

(E)

a description of all direct and indirect compensation and any other material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between or among the Holder, any Holder Associated Person and their respective Affiliates and Associates, or other Persons acting in concert therewith, on the one hand, and each Nominee, and his or her respective Affiliates and Associates, or other Persons acting in concert therewith, on the other hand.

(iv)

To be eligible to be a nominee for election or re-election by the stockholders as a director of the Corporation or to serve as a director of the Corporation, a potential nominee and the Nominating Stockholder must deliver (not later than the deadline prescribed for delivery of notice under clause (i) or (ii), as applicable, of Section 2.8(a)) to the Secretary:

(A)

all fully completed and signed questionnaires in the form provided by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these By-Laws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines) (all of the foregoing, “Questionnaires”). The Questionnaires will be promptly provided following a request therefor; and

(B)

a written representation and agreement (in the form provided by the Secretary upon written request) that shall be signed by such person and pursuant to which such person shall represent and agree that, among other matters, such potential nominee: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such potential nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed in such Questionnaires or that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in such Questionnaires; (C) would be in compliance, if elected or re-elected as a director, and will comply with, applicable law and all corporate governance, conflict of interest, confidentiality (including, without limitation, prohibition against unauthorized disclosure of any board and committee materials), stock ownership and trading policies and guidelines, and any other policies and guidelines of the Corporation applicable to directors (which will be promptly provided following a request therefor); and (D) currently intends to serve as a director for the full term for which such person is standing for election.

(v)

Any notice submitted pursuant to this Section 2.8(c) shall be updated and supplemented by the Holder in writing so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Corporation’s principal executive offices (x) in the case of the update and supplement required to be made as of such record date, not later than five business days after such record date and (y) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof.

(d)

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such nominee under the Exchange Act and the rules or regulations of any stock exchange applicable to the Corporation. In addition, a stockholder seeking to nominate a director candidate or bring another item of business before the annual meeting of stockholders shall promptly provide any other information reasonably requested by the Corporation. All information provided pursuant to this Section 2.8 shall be deemed part of the stockholder’s notice submitted pursuant to this Section 2.8.

(e)

The number of nominees a Noticing Stockholder may nominate for election at an annual meeting or a special meeting of stockholders at which directors are to be elected or re-elected pursuant to the Corporation’s notice of meeting (or in the case of a Noticing Stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual or special meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual or special meeting.

(f)	In addition to the other terms that are defined in these By-Laws, for purposes of these By-Laws, the following terms shall have the respective meanings ascribed thereto:

(i)	“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another specified Person.

(ii)	“Associate” means, with respect to a specified Person:

(A)

any corporation or organization of which that Person is an officer or partner or of which that Person is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities;

(B)	any trust or other estate in which that Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; or

(C)	any Immediate Family Member of that Person.

(iii)

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(iv)

“Derivative Instrument” means any derivative positions including, without limitation, any option, warrant, convertible security, stock appreciation right, profits interest or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not the instrument or right shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation or otherwise and any performance-related fees to which such Holder or Holder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares or other securities of the Corporation.

(v)

“Hedging Transaction” means, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of a Holder or Holder Associated Person with respect to the Corporation’s securities, including, without limitation, a short interest in any securities (including the shares of common stock) of the Corporation (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if a Holder or Holder Associated Person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value or price of the subject security).

(vi)

“Holder Associated Person” means, with respect to any Holder, (A) any person acting in concert with such Holder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Holder (other than a stockholder that is a depositary) and (C) any Person, directly or indirectly, controlling, controlled by or under common control with any Holder, or any Holder Associated Person identified in clauses (A) or (B) above.

(vii)

“Immediate Family Member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a specified person, and any person (other than a tenant or employee) sharing the household of such specified person.

(viii)

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

(ix)	“Public Announcement” means disclosure by the Corporation in a press release reported by the Dow Jones News Service, Associated Press,

Business Wire, PR Newswire or comparable national news service or in a document publicly filed with or furnished by the Corporation to the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations thereunder.

(g)

Only those persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-Laws. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these By-Laws and, if any nomination or proposed business is not in compliance with these By-Laws, to declare that such nomination or proposed business is defective, in which case it shall be disregarded. If any Noticing Stockholder (or any beneficial owner on whose behalf such Noticing Stockholder is acting and/or any of their respective Affiliates or Associates or any others acting in concert therewith) (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee, and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Stockholder or other person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then notwithstanding anything to the contrary, unless otherwise required by law, the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any Noticing Stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Stockholder shall deliver to the Corporation, no later than five days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(h)	Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

(i)

In addition to the foregoing provisions of these By-Laws, a Holder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations thereunder, for the avoidance of doubt, including but not limited to Rule 14a-19 of the Exchange Act, with respect to the matters set forth in these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.3 or Section 2.8.

(j)

Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. In addition, nothing in these By-Laws shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.

SECTION 2.9. Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot unless the presiding officer at the meeting determines that written ballots are unnecessary, and subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power represented by the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

SECTION 2.10. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting may appoint one or more inspectors to act at the meeting. Each inspector, before discharging such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall have the duties prescribed by law.

The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

SECTION 2.11. Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary (which written notice must set forth the information required by Section 2.8(c) of these By-Laws and include a copy of the proposed written consent), request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

SECTION 2.12. Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 2.11, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 2.11 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

SECTION 2.13. Effectiveness of Written Consent. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with Section 2.11, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 2.11.

SECTION 2.14. List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, either during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network; provided, that in the latter case, information required to gain access to such list is provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III.

BOARD OF DIRECTORS

SECTION 3.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

SECTION 3.2. Number and Tenure. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the business and affairs of the Corporation shall be managed by the Board of Directors of not less than three nor more than 15 persons, the exact number thereof to be determined from time to time by resolution of the Board of Directors. Each director shall serve for a term expiring at the next annual meeting of stockholders and until his successor shall have been duly elected and qualified. Directors need not be stockholders.

SECTION 3.3. Chairman of the Board. The Chairman of the Board shall be chosen from among the Directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall perform all duties incidental to his office which may be required by law and all such other duties as are properly required of him by the Board of Directors. In the event the Board has elected Co-Chairmen of the Board, each Co-Chairman shall have the authority to act as a Chairman of the Board as provided in these By-laws.

SECTION 3.4. Lead Director. Whenever the Chairman of the Board is not an independent director, within the meaning of then effective NASDAQ Marketplace Rules, the independent directors shall appoint one of the independent directors as Lead Director of the Corporation to lead the Board in fulfilling its duties effectively, efficiently and independent of management. The Lead Director’s responsibilities will be set forth in the Company’s Corporate Governance Guidelines, as amended from time to time.

SECTION 3.5. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such time and at such place, if any, including solely by means of remote communication, as shall from time to time be determined by the Board.

SECTION 3.6. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, including solely by means of remote communication, and time of the meetings.

SECTION 3.7. Notice of Board Meetings. Notice of any special meeting of directors shall be given to each director at the director’s business or residence in writing by hand delivery, first-class or overnight mail or courier service or by facsimile transmission, electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile transmission or by electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.4 of these By-Laws.

SECTION 3.8. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 3.9. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.10. Quorum. Subject to Section 3.9, a whole number of directors equal to at least a majority of the total number of directors which the Corporation would have if there were no vacancies (“Whole Board”) shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

SECTION 3.11. Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

SECTION 3.12. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to and to the full extent of applicable provisions of law, all the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee may not, however (i) approve or adopt, or recommend to the stockholders of the Corporation, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any By-Law of the Corporation. The Executive Committee and each such other committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in any such manner as the committee may determine from time to time. A majority of the Whole Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

SECTION 3.13. Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, either with or without cause, by the affirmative vote of holders of a majority of the voting power of shares of Voting Stock.

SECTION 3.14. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV.

OFFICERS

SECTION 4.1. Elected Officers. The elected officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, a Chief Financial Officer) as the Board of Directors from time to time may deem proper. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers)

and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board or such committee or by the Chief Executive Officer, as the case may be.

SECTION 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have been qualified or until his death, resignation or removal.

SECTION 4.3. Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to this office which may be required by law and all such other duties as are properly required of this officer by the Board of Directors. The Chief Executive Officer shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer may also serve as President, if so elected by the Board.

SECTION 4.4. President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer.

SECTION 4.5. Vice-Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION 4.6. Chief Financial Officer. The Chief Financial Officer (if any) shall be a Vice President and act in an executive financial capacity. He shall assist the Chief Executive Officer and the President in the general supervision of the Corporation’s financial policies and affairs.

SECTION 4.7. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as maybe designated as depositaries in the manner provided by resolution of the Board of Directors. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board of Directors or the Chief Executive Officer.

SECTION 4.8. Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; he shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.

SECTION 4.9. Removal. Any officer or agent may be removed at any time by the affirmative vote of a majority of the Whole Board or, except in the case of an officer or agent elected by the Board, by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

SECTION 4.10. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer because of death, resignation, or removal may be filled by the Chief Executive Officer.

ARTICLE V.

STOCK CERTIFICATES AND TRANSFERS

SECTION 5.1. Stock Certificates and Transfers.

(a)

The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be represented by uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

(b)

The shares of stock represented by certificates shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolutions may permit all or any of the signatures on such certificates (if any) to be by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

(c)

The shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares (if authorized) shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

(d)

Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the General Corporation Law of the State of Delaware or, unless otherwise provided by the General Corporation Law of the State of Delaware, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 5.2. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock nor uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his discretion require.

ARTICLE VI.

MISCELLANEOUS PROVISIONS

SECTION 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December of each year.

SECTION 6.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

SECTION 6.3. Seal. The Corporation need not have a corporate seal, but if it does the corporate seal shall have inscribed thereon the words “Corporate Seal”, the year of incorporation and around the margin thereof the words “Amedisys, Inc. – Delaware”

SECTION 6.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

SECTION 6.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

SECTION 6.6. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chief Executive Officer, the President, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chief Executive Officer, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

SECTION 6.7. Indemnification and Insurance. In addition to the indemnification rights provided in the Certificate of Incorporation:

(a)

Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person or a person of whom such person is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended(but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement)reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in such persons capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.

(b)

To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

(c)

If a claim under paragraph (a) of this By-Law is not paid in full by the Corporation within 30 days after a written claim pursuant to paragraph (b) of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counselor stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(d)

If a determination shall have been made pursuant to paragraph (b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this By-Law.

(e)

The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this By-Law that the procedures and presumptions of this By-Law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.

(f)

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this By-Law shall in anyway diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(g)

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this By-Law, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

(h)

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this By-Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(i)

If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(j)	For purposes of this By-Law:

(i)	“Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(ii)

“Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this By-Law.

(k)

Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE VII.

CONTRACTS, PROXIES, ETC.

SECTION 7.1. Contracts. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 7.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VIII.

AMENDMENTS

SECTION 8.1. Amendments. Except as expressly provided otherwise by the Delaware General Corporation Law, the Certificate of Incorporation of the Corporation, or other provisions of these By-Laws, these By-Laws may be altered, amended or repealed and new By-Laws adopted at any regular or special meeting of the Board of Directors by an affirmative vote of a majority of the Whole Board.

ARTICLE IX.

EXCLUSIVE FORUM

SECTION 9.1.

(a)

Exclusive Forum for Internal Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or the By-Laws of the Corporation; or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein.

(b)

Personal Jurisdiction. If any action the subject matter of which is within the scope of this Section 9.1 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 9.1 (an “Enforcement Action”), and (y) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

(c)

Notice. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.1.

SECTION 9.2. Exclusive Forum for Securities Act Claims. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.2. If any action the subject matter of which is within the scope of this Section 9.2 is filed in a court other than a federal district court of the United States of America (a “foreign securities act action”) in the name of any stockholder (current, former or future), such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the federal district courts of the United States of America in connection with any action brought in any such court to enforce this Section 9.2 (a “Section 9.2 enforcement action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the Section 9.2 enforcement action as agent for such stockholder.